                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Addition Materials

[_]  Soliciting Material under Rule 14a-12

                                IGO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                IGO CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                                IGO CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               November 2, 2001

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of IGO CORPORATION, a Delaware corporation ("iGo" or the "Company"), will be held on Friday, November 2, 2001 at 10:00 a.m., local time, at the Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511, for the purpose of considering and acting upon:

  1. A proposal to authorize the Board of Directors to, at their discretion, amend iGo's Certificate of Incorporation to effect a reverse stock split of one share for up to every ten shares of iGo's outstanding common stock to facilitate iGo's compliance with the minimum bid price listing requirements for The Nasdaq National Market;

  2. A proposal to amend iGo's bylaws to increase the authorized size of its Board of Directors to a number not fewer than five nor more than nine persons, with the exact number fixed at six, and make certain other changes to Section 3.2 of the bylaws.

  3. Such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on September 20, 2001 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Special Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          /s/ SCOTT SHACKELTON
                                          Scott Shackelton
                                          Secretary

Reno, Nevada
September 28, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                IGO CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of iGo Corporation for use at the Special Meeting of Stockholders to be held Friday, November 2, 2001 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Special Meeting"), for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511. The telephone number at the Residence Inn by Marriott is (775) 853-8800. iGo's principal executive offices are located at 9393 Gateway Drive, Reno, Nevada 89511, where its telephone number is (775) 746-6140.

  These proxy solicitation materials are being first mailed on or about September 28, 2001 to all stockholders entitled to vote at the Special Meeting.

Record Date

  Stockholders of record of the iGo's common stock at the close of business on September 20, 2001 are entitled to notice of, and to vote at, the Special
Meeting. At the September 20, 2001 record date,         shares of common stock
were issued and outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to iGo (Attention: Scott Shackelton, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Quorum and Voting

  Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of iGo's transfer agent. The Inspector will also determine whether or not a quorum is present. The presence in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock is necessary to constitute a quorum to transact business at the meeting.

  Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. In deciding all questions and other matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock registered in such holder's name.

  The affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Abstentions and broker non-votes on the proposals will have the same effect as a vote against it. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the authorization of the Board of Directors to, at their discretion, amend the Certificate of Incorporation to allow for a reverse stock split, for amending the bylaws to increase the authorized size of the Board of Directors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the

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

case may be with respect to the item not marked. iGo believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by iGo. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of iGo that are intended to be presented by such stockholders at our 2002 Annual Meeting of Stockholders must be received by us no later than January 3, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                        APPROVAL OF REVERSE STOCK SPLIT

General

  The Board of Directors has unanimously approved resolutions to submit this proposal to our stockholders. Under the proposal, the Board of Directors would be authorized by the stockholders to, at the discretion of the Board of Directors, amend our Certificate of Incorporation to effect a reverse stock split of our common stock, at the rate of up to ten shares of common stock before the reverse split for each one share of common stock after the reverse split. If the reverse stock split is approved by the stockholders and proceeded with by the Board of Directors, up to each ten shares (or such lesser number of shares as the Board of Directors determines) of common stock will be converted automatically into one share of common stock. To avoid the existence of fractional shares of common stock, fractional shares will be cancelled. The effective date of the reverse stock split will be the date on which the amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which is anticipated to be as soon as practicable on or following the date of the Meeting. The Board of Directors will have the discretion to determine the appropriate ratio for the reverse stock split within the range approved by the stockholders and reserves the right, in its sole discretion, to abandon the reverse stock split at any time, even after approval by the stockholders. PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN iGO, EXCEPT AS MAY RESULT FROM THE CANCELLATION OF FRACTIONAL SHARES.

Purpose and Material Effects of Proposed Reverse Split

  We received a letter from Nasdaq on April 17, 2001, indicating that iGo's common stock had failed to maintain a minimum bid price of $1.00 over the preceding 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5). We were given 90 days in which to gain compliance with the Marketplace Rule. On July 17, 2001, we were notified by Nasdaq that we failed to regain compliance with Marketplace Rule 4450(a)(5) during the 90 day probationary period allowed under the Marketplace Rules. As a result of our failure to maintain the $1.00 minimum bid price requirement, Nasdaq informed us that our stock would be delisted at the opening of business on July 25, 2001.

  We appealed this determination by requesting an oral hearing with the Nasdaq Listing Qualifications Panel. During an oral hearing held on August 31, 2001 before a Nasdaq Listing Qualifications Panel, we requested additional time to pursue stockholder approval to effect a reverse stocksplit sufficient to demonstrate and maintain a closing bid price of at least $1.00 for ten consecutive trading days. We expect to receive the formal response to our request from the Listing Qualifications Panel shortly, but are proceeding with plans for the Special Meeting in anticipation of a positive response from the Panel, although such a response is by no means assured. We anticipate that if our common stock's minimum closing bid price does not reach $1.00 for ten consecutive trading days prior to the Meeting and no reverse stock split is conducted, or if it fails to achieve and maintain that price for the ten trading days following the reverse stock split, our common stock will be delisted from The Nasdaq National Market. If our common stock is no longer listed on The Nasdaq National Market, the common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

  In response to the need to regain compliance with the $1.00 minimum bid price requirement, the Board of Directors adopted resolutions to submit this proposal to our stockholders. Under the proposal, the Board of Directors would be authorized by the stockholders to amend our Certificate of Incorporation to effect a reverse stock split of our common stock, at the rate of up to ten shares of common stock before the reverse stock split for one share of common stock after the reverse stock split, and to cancel fractional shares that stockholders would otherwise be entitled to receive. The reverse split would not change the par value of the common stock nor would it change the authorized number of shares of capital stock. The Board of Directors would have the discretion to determine the final reverse stock split factor (not to exceed ten-to-one) or to abandon the reverse stock split altogether notwithstanding stockholder approval of the reverse stock split. While we are seeking

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

approval of a reverse stock split from our stockholders, the Board of Directors does not intend to effect the reverse stock split if the split is not needed to maintain compliance with Nasdaq's continued listing requirements (i.e., our stock's bid price has risen above $1.00 for the necessary period of time), if the split is, in the Board's collective opinion, not likely to foster compliance with the Nasdaq's continued listing requirements, or if the Board believes that the reverse stock split is otherwise not in the best interests of iGo's stockholders.

  In addition to regaining compliance with the $1.00 minimum bid price requirement, we must also satisfy other conditions in order to maintain our stock's listing on The Nasdaq National Market. These requirements include the maintenance of a minimum public float (shares held by persons other than our officers, directors and ten percent stockholders) of at least 750,000 shares with a market value of at least $5,000,000 as well as certain net tangible asset and stockholder equity standards and a minimum number of holders of round lots in our shares (a round lot is 100 shares). The reverse stock split may indirectly have a material and adverse effect on one or more of these additional listing standards. If we fail to achieve or maintain these additional listing standards, our Nasdaq National Market listing could be lost notwithstanding the cure of our $1.00 minimum bid price deficiency. As noted above, the Board of Directors currently intends not to conduct the reverse stock split if it does not believe that the other listing standards can be met. Furthermore, there can be no assurance that such standards in fact can and will be met and/or maintained notwithstanding the Board's beliefs.

  As discussed above, one of the key requirements for continued listing on The Nasdaq National Market is that our common stock must maintain a minimum bid price above $1.00 per share. We believe that the reverse split may improve the price level of our common stock so that we will be able to achieve and maintain compliance with the Nasdaq $1.00 minimum bid price listing standard. We also believe that the higher share price could help generate interest in iGo among investors. Furthermore, we believe that maintaining our Nasdaq National Market listing, if possible, may provide us with a broader market for our common stock.

  However, the effect of the reverse split upon the market price for the common stock cannot be predicted, and the history of similar stock split combinations for companies in circumstances similar to iGo is varied. There can be no assurance that the market price per share of the common stock after the reverse split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split. There can be no assurance that the post-reverse split market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise cause the Company to meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq National Market, including the minimum public float requirement. The market price of the common stock may also be based on our performance and other factors (including, without limitation, general investor sentiment, the performance of the Nasdaq index and other market indexes, and general economic indicators), some of which may be unrelated to the number of shares outstanding. In addition, there can be no assurance that our stock will not be delisted due to a failure to meet other continued listing requirements even if the post-reverse split market price per share of our common stock remains in excess of $1.00 for the required period of time.

  The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, fractional shares of common stock will be cancelled.

  If the Board of Directors determines that the reverse split ratio should be the maximum ten-to-one ratio, the principal effects of the reverse split will be that (i) the number of shares of common stock issued and outstanding as of the effective date of the reverse split will be reduced by approximately ninety percent, (ii) all outstanding options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to ten times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefore upon exercise thereof immediately preceding the reverse split, and (iii) the number of shares reserved for issuance in each of our stock option plans will be reduced to one-tenth of the number of shares currently included in each such plan. If the Board of Directors determines that the reverse split ratio should be a figure less than the maximum ten-to-one ratio, then the foregoing effects would be similar but to the lesser extent of the finally determined ratio.

  Because the reverse split will not affect the par value of our common stock, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced to up to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

  The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

  Stockholders should recognize that if the reverse split is effectuated they will own a smaller number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by the final split factor). While we expect that the reverse split will result in an increase in the market price of our common stock, there can be no assurance that the reverse split will increase the market price of our common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will likely increase the number of stockholders of iGo who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

  If the reverse split is approved by our stockholders, and the Board of Directors exercises its discretion to effect a reverse stock split, we will promptly file an Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amendment will reclassify and convert the common stock into new shares of common stock, on the basis of one share of common stock for up to each ten outstanding shares of common stock, but will not reduce the common stock authorized for issuance. Additionally, the Amendment will set forth the effect of the reverse split on the stated capital as described under "Purpose and Material Effects of Proposed Reverse Split." The reverse split will become effective on the date of filing the Amendment, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

  As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent, U.S. Stock Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders that hold shares in a brokerage account will not have to take any action as the brokers adjust the share numbers at the effective date automatically. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.


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

Fractional Shares

  As previously noted, we will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares will be cancelled. The Board of Directors determined to cancel fractional shares due to the low price of the common stock weighed against the cost of issuing a de minimis amount of cash in lieu of fractional shares.

No Dissenter's Rights

  Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to our proposed amendment to our Certificate of Incorporation to effect the reverse split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

  The following is a summary of important tax considerations of the reverse split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

  The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, because no cash or other consideration would be paid to our stockholders in lieu of fractional shares or otherwise in connection with the reverse stock split, a stockholder will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

  No gain or loss will be recognized by iGo as a result of the reverse stock split.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS, AT THEIR DISCRETION, TO EFFECTUATE THE REVERSE STOCK SPLIT. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                PROPOSAL NO. 2

                       AMENDMENT TO THE COMPANY'S BYLAWS
                        INCREASING THE AUTHORIZED SIZE
                           OF THE BOARD OF DIRECTORS

General

  The Board of Directors has unanimously approved, subject to the approval of the stockholders of iGo, an amendment to Section 3.2 of our bylaws which would increase the authorized size of our Board of Directors and make certain other changes described below. Our bylaws currently provide that our Board of Directors will be between three and five persons, with the exact number within such range set at the maximum five. The amendment approved by the Board of Directors and submitted for approval by the stockholders would increase the size of the Board of Directors to a range of between five and nine persons, with the exact number within such range set at six.

  If the bylaw amendment is approved, the five directors currently in office will continue to hold their positions until their resignation or removal or until their successors are duly elected by the stockholders. One additional vacancy on the Board of Directors would be created by the bylaw amendment. Under our bylaws, the Board of Directors has the authority to fill any vacancy by appropriate action at any meeting or in an action by unanimous written consent. It is the intention of the Board of Directors that if the stockholders approve the bylaw amendment, our President and Chief Executive Officer, Rick Shaff, will be appointed by the Board of Directors to fill the vacancy created by the amendment.

  Our bylaws also provide that the exact number of directors can be set within the authorized range by any bylaw amendment duly adopted by the Board of Directors or the stockholders. Accordingly, stockholders should understand that upon approval of the proposed amendment, the Board of Directors will have the ability under the bylaws to increase its own size from the six stated in the amendment up to a maximum of nine persons without soliciting further approval of the stockholders.

  The proposed bylaw amendment also revises the text of Section 3.2 to provide that any amendments to the authorized range of directors must be approved by the stockholders and to remove the requirement that certain amendments are invalid if objected to by a certain minority percentage of our stockholders. The effect of these further amendments is to provide principally that any amendments to the maximum or minimum number of directors may be approved by a majority of the shares represented in person or by proxy at any meeting of the stockholders or by a majority of all shares entitled to vote in any action by written consent.

Text of Amendment

  Section 3.2 of our bylaws currently reads as follows:

    The Board of Directors shall consist of not fewer than three (3) nor more than five (5) persons. The exact number of directors shall be five
    (5) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

  The amendment adopted and proposed by the Board of Directors for stockholder approval changes this Section 3.2 by amending the following:

  . the first sentence of the paragraph will be amended to provide that the Board of Directors shall consist of not fewer than five nor more than nine persons;

  . the second sentence of the paragraph will be amended to fix the exact number of directors within such range at six; and

  . The third sentence will be amended to provide that any amendments intended to change the authorized range of directors must be approved by the stockholders.

  If approved, the amended Section 3.2 of our bylaws would read as follows:

    The Board of Directors shall consist of not fewer than five (5) nor more than nine (9) persons. The exact number of directors within such authorized range shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the stockholders. The maximum and minimum number of persons on the Board of Directors may be changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the stockholders. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

  The Board of Directors believes that the increase in board size will give iGo the flexibility to place additional, talented individuals on the Board of Directors from time to time, without incurring additional time and expense of obtaining stockholder approval when the opportunity presents itself.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE BYLAWS INCREASING THE SIZE OF THE BOARD OF DIRECTORS AND MAKING CERTAIN OTHER CHANGES TO SECTION 3.2. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                            COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of iGo's common stock as of August 31, 2001 as to (i) each person who is known by us to beneficially own more than five percent of the Company's common stock, (ii) each of our directors, the CEO and the four other most highly compensated executive officers in fiscal year 2000, as set forth in our proxy materials distributed in connection with our June 2001 Annual Meeting of Stockholders and (iii) all directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission based on information currently available to us with respect to the holdings of the applicable persons. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage of ownership of any other person. To our knowledge, except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

  The percent of beneficial ownership for each stockholder is based on 23,341,474 shares of common stock outstanding as of August 31, 2001. An "*" indicates ownership of less than 1%.

                                                                  Percentage of
                                                Number of Shares     Shares
              Name and Address                 Beneficially Owned  Outstanding
              ----------------                 ------------------ -------------
Ken Hawk (1).................................      4,488,006          19.2%
 Director and Former Chief Executive Officer
 4375 Meadowgate Trail
 Reno, Nevada 89509

Institutional Venture Partners (2)...........      3,736,150          16.0%
 3000 Sand Hill Road, Bldg. 2, Ste. 290
 Menlo Park, California 94025

Mark Rapparport (3)..........................      3,630,809          14.7%
 Vice President, Sales
 2435 East Coast Highway, Suite 5
 Corona del Mar, California 92625

Wand/Power Express Investments I L.P. (4)....      2,180,254           9.3%
 630 Fifth Avenue, Ste. 2435
 New York, New York 10111

John Mackall (5).............................      1,400,140           6.0%
 1332 Anacapa Street, Ste. 200
 Santa Barbara, California 93101

Austin W. Marxe and David M. Greenhouse (6)..      1,259,100           5.4%
 153 East 53d Street
 New York, New York 10022

Mike Edwards (7).............................         35,442             *
 Chairman of the Board

Ross Bott, Ph.D (8)..........................         46,667             *
 Director

Darrell Boyle (9)............................        229,672           1.0%
 Director

Peter Gotcher (10)...........................        277,642           1.2%
 Director

                                                                 Percentage of
                                               Number of Shares     Shares
              Name and Address                Beneficially Owned  Outstanding
              ----------------                ------------------ -------------
Rick Shaff...................................        38,500             *
 President and Chief Executive Officer

Rod Hosilyk (11).............................       210,573             *
 Vice President, Operations

Mick Delargy.................................        40,800             *
 Former Chief Operating Officer and Sr. Vice
  President

Tom deJong...................................             0             *
 Former Vice President

All directors and executive officers as a
 group (9 persons) (12)......................     8,957,311          36.2%

--------
 (1) Includes 182,150 shares held by Mr. Hawk as Trustee of the Kenneth W. Hawk Grantor Retained Annuity Trust Dated October 4, 1999. Excludes 236,794 shares held by Charles R. Wilmoth, Trustee of the Alexandra Lauren Hawk Trust dated the 13th Day of September, 1999, over which shares Mr. Hawk exercises no voting or dispository control.

 (2) Represents 3,224,340 shares held by Institutional Venture Partners VIII, L.P., 39,312 shares held by IVM Investment Fund VIII, LLC, 12,258 shares held by IVM Investment Fund VIII-A, LLC, 27,240 shares held by IVP Founders Fund I, L.P. and 433,000 shares held by affiliates of such entities, who disclaim beneficial ownership over all shares held by such entities other than to the extent of their ratable share.

 (3) Includes 2,269,451 shares held by XMicro Holding Company acquired in connection with our acquisition of Xtend Micro Products, Inc. in August 2000 and 1,340,483 shares subject to issuance to such entity based on the post-closing operating performance of the purchased business. Mr. Rapparport serves as the sole officer and director and principal stockholder of XMicro Holding Company. Also includes 21,875 shares issuable upon exercise of options exercisable within 60 days of August 31, 2001.

 (4) Represents 1,547,000 shares held by Wand/Power Express Investments I, L.P., 123,493 shares held by Wand (Power Express, Inc.), 124,049 shares held by Bruce W. Schnitzer and 385,712 shares held by David J. Callard. Messrs. Schnitzer and Callard share voting and dispository power over the shares held by the two entities.

 (5) Includes 162,640 shares held by Santa Barbara Bank & Trust as Trustee for John R. Mackall SEPP-IRA over which Mr. Mackall exercises voting and investment control.

 (6) Represents shares directly or indirectly held by (i) Special Situations Fund III , L.P., a Delaware limited partnership; (ii) Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"); (iii) MGP Advisers Limited Partnership, a Delaware limited partnership; (iv) AWM Investment Company, Inc., a Delaware corporation;
     (v) Austin W. Marxe and (vi) David Greenhouse. The principal office and business address of the Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies. All others use the address set forth in the table. Messrs. Marxe and Greenhouse share voting and dispository control over the reported shares.

 (7) Includes 13,542 shares issuable upon exercise of options exercisable within 60 days of August 31, 2001.

 (8) Includes 16,667 shares issuable upon exercise of options exercisable within 60 days of August 31, 2001.

 (9) Represents shares held by Robert Darrell Boyle and Lauren Reeves Boyle, or their successor(s), Trustees UTA dated August 26, 1994, as amended. Includes 28,750 shares which as of August 31, 2001 remain subject to our right of repurchase, which right lapses over time.

(10) Excludes all shares held by Institutional Venture Partners entities and affiliate reported elsewhere in the table. Mr. Gotcher is a venture partner of Institutional Venture Partners and a director of our company. Mr. Gotcher exercises no voting or dispository control over the holdings of such funds. Includes 41,892 shares which as of August 31, 2001 remain subject to our right of repurchase, which right lapses over time.

(11) Includes 32,813 shares issuable upon exercise of options exercisable within 60 days of August 31, 2001.

(12) Includes shares described in footnotes 1, 3, 7, 8, 9, 10, and 12. Excludes shares beneficially owned by any director or officer not serving in such capacity as of August 31, 2001.

                                 OTHER MATTERS

  We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ SCOTT SHACKELTON
                                          Scott Shackelton, Secretary

Dated: September 28, 2001

--------------------------------------------------------------------------------

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS
                                IGO CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS

PROXY

     The undersigned stockholder of iGo Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 28, 2001, and hereby appoints Rick Shaff and Scott Shackelton, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of iGo Corporation to be held on November 2, 2001, at 10:00 a.m., local time, at Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                                                            --------------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE SIDE
                                                            --------------------

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--------------------------------------------------------------------------------
[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS, AT THEIR DISCRETION, TO EFFECT THE REVERSE STOCK SPLIT, FOR THE AMENDMENT TO THE BYLAWS INCREASING THE SIZE OF THE BOARD OF DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1.  RATIFICATION OF THE RESOLUTION AUTHORIZING THE      2.  RATIFICATION OF THE RESOLUTION AMENDING THE BYLAWS TO
    BOARD OF DIRECTORS THE AUTHORITY, AT THEIR              INCREASE THE SIZE OF THE BOARD OF DIRECTORS
    DISCRETION, TO EFFECT THE REVERSE STOCK SPLIT.          AND MAKING CERTAIN OTHER CHANGES TO SECTION 3.2.

[_] FOR           [_] AGAINST          [_] ABSTAIN      [_] FOR           [_] AGAINST          [_] ABSTAIN

                                                        Signature: _________________________________Date: _____________

                                                        Signature: _________________________________Date: _____________
                                                        (This Proxy should be marked, dated, signed by the stockholder(s)
                                                        exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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